UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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HMS Holdings Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HMS HOLDINGS CORP.
401 Park Avenue South
New York, New York 10016

May 28, 2008

Dear Shareholder:

     On or about May 2, 2008, we mailed to our shareholders a proxy statement for the annual meeting of shareholders of HMS Holdings Corp. to be held on May 30, 2008.

     Subsequent to the mailing, we discovered an error in the 2007 Option Exercises and Stock Vested Table which appears on page 33 of the proxy statement. The corrected table is set forth below:

2007 Option Exercises and Stock Vested Table

Option Awards

	Number of	Value Realized on
	Shares	Exercise ($) (a)
	Acquired on
Name	Exercise (#)
Robert M. Holster,
Chairman and Chief Executive Officer	180,000	4,098,600
William C. Lucia,
President and Chief Operating Officer	92,500	1,911,518
Thomas G. Archbold
Chief Financial Officer (b)	133,335	2,426,906

(a)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price (used for tax purposes) of our common stock on the date of exercise.

(b)

Mr. Archbold left the Company effective August 24, 2007. All of his unvested options expired following his separation with us. Amounts shown in the table are based on Mr. Archbold’s Section 16 reports.

Sincerely,

/s/ Walter D. Hosp

Walter D. Hosp
Chief Financial Officer
and Corporate Secretary